Accountants' Consent

We consent to the incorporation by reference in the Registration Statements (No. 333-37403 and No. 333-72827) on Form S-3 of Synovus Financial Corp. of our report dated January 11, 1999, relating to the consolidated balance sheets of Synovus Financial Corp. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Synovus Financial Corp.

                                             KPMG LLP



Atlanta, Georgia
March 16, 1999





                              Accountants' Consent

We consent to the incorporation by reference in the Registration Statements (No. 33-35926, No. 33-56614, No. 2-93472, No. 2-94639, No. 33-40738, No.
33-39845, No. 33-77900, No. 33-77980, No. 33-79518, No. 33-89782, No. 33-90630,
No. 33-90632, No. 33-91690, No. 33-60473, No. 33-60475, No. 333-30937, and
No. 333-62709) on Form S-8 of Synovus Financial Corp. of our report dated January 11, 1999, relating to the consolidated balance sheets of Synovus Financial Corp. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Synovus Financial Corp.

                                             KPMG LLP



Atlanta, Georgia
March 16, 1999